JOINT FILING AGREEMENT

The undersigned agree that the foregoing Statement of Schedule 13D is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to 240.13d-1(k).

May 2, 2004

Date

MFC BANCORP LTD.

/s/ Michael J. Smith

Signature

Michael J. Smith, President

Name/Title

SUTTON PARK INTERNATIONAL LIMITED

/s/ Michael J. Smith

Signature

Michael J. Smith, President

Name/Title

MFC MERCHANT BANK S.A.

/s/ P. Hediger /s/ H. Hättenschwiler

Signature

P. Hediger, President H. Hättenschwiler, AVP

Name/Title